                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

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Pricing Supplement No. 23                                  Trade Date: 04/09/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 04/12/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is April 11, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAY0              $4,575,000.00              5.25%                 10/15/06                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
    ----------------        -----------------    ---------------------          -------------------------------
        10/15/01                   Yes                     Yes                        100%      04/15/02
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $4,520,100.00               $54,900                 $1.50              ABN AMRO, Inc.